UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 8.01	Other Events

On August 18, 2009, American Dental Partners, Inc. (the “Company”) announced that it has commenced a public offering of 2,260,000 shares of common stock. American Dental Partners will grant the underwriter in the offering an option to purchase up to 339,000 additional shares of common stock at the same price per share to cover any over-allotments. Robert W. Baird & Co. will act as the sole underwriter for the offering.

The Company also announced that it has received commitments from lenders for a new $130,000,000 senior secured credit facility, which includes a $50,000,000 revolving credit facility and an $80,000,000 term loan. The new facility is expected to mature in August 2012 and can be used for general corporate purposes, including working capital, acquisitions and affiliations and capital expenditures. Borrowings under the credit facility are expected to bear interest at either prime or LIBOR plus a margin, at the Company’s option. The margin will be based upon the Company’s debt coverage ratio and ranges from 4.75% to 5.50% for prime borrowings and 5.25% and 6.0% for LIBOR borrowings. In addition, the Company will pay a commitment fee on the unused balance of the credit facility ranging from 0.375% to 0.625%. Borrowings will be limited to an availability formula based on earnings before income taxes, depreciation and amortization, adjusted for certain items, and are collateralized by a first lien on substantially all of the Company’s assets, including a pledge of the stock of the Company’s subsidiaries. The Company will be required to comply with financial and other covenants, including minimum net worth and leverage and fixed charge coverage ratios as defined by the credit agreement. Under the new credit facility, the Company will be permitted to make acquisitions of up to $25,000,000 annually, subject to various financial covenants. There can be no assurance that the Company will be able to complete and close the new $130,000,000 senior secured credit facility on satisfactory terms.

Key Bank, RBS Citizens and Bank of America will be lead lenders under the senior secured credit facility and participating lenders are expected to include TD Bank, Regions Bank and CapitalSource Bank.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 –	FORM OF Senior Secured Credit Facility among American Dental Partners, Inc., as Borrower, the Lending Institutions Named Therein, as Lenders, and KeyBank National Association, as a Co-Lead Arranger and Administrative Agent and RBS Securities Inc., as a Co-Lead Arranger and Banc of America Securities LLC, as a Co-Lead Arranger, Bank of America, N.A., as Documentation Agent and RBS Citizens, N.A., as Syndication Agent

Exhibit 99.2 –	Press release dated August 18, 2009 regarding commencement of public offering of 2,260,000 shares of common stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

August 18, 2009	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)